EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT LP

Date of Event Requiring Statement: April 19, 2022

Issuer Name and Ticker or Trading Symbol: CBL & ASSOCIATES PROPERTIES INC [CBL]

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND GP, L.P.

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND GP LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OCM XB CBL-E HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President